UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 11, 2019

Date of Report

(Date of earliest event reported)

NF ENERGY SAVING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District Shenyang, P.R. China 110015
(Address of principal executive offices and zip code)

(8624) 8563-1159
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2019, the registrant entered into a stock purchase agreement (the “Agreement”) with LASTING WISDOM HOLDINGS LIMITED, a company organized under the laws of the British Virgin Islands, PUKUNG LIMITED, a company organized under the laws of Hong Kong, BEIJING XIN RONG XIN INDUSTRIAL DEVELOPMENT CO., LTD., a company organized under the laws of the PRC, BOQI ZHENGJI PHARMACY CHAIN CO., LTD. a company organized under the laws of the PRC (“BOQI”) and several additional individual sellers listed in the Agreement.

The Closing of the Agreement is expected on or about April 20, 2019, subject to regulatory approvals.

The rationale of the Agreement is for the registrant to purchase the pharmacy business of BOQI, as part of its expansion and shifting from the energy sector to the pharmacy business. BOQI is a company previously founded by the registrant’s Chief Executive Officer, Mr. Yongquan Bi. Mr. Bi served as chairman of BOQI until March 2019 but he was not involved with BOQI at the time of this transaction.

The aggregate purchase price for the shares of BOQI (or BOQI’s parent) consists of a cash consideration of RMB 40,000,000 and up to 1,500,000 shares of common stock of the registrant. The purchase price is subject to post-closing adjustments (contingent on fair market value of the acquired companies).

The registrant previously reported on its intention to purchase BOQI. Please see the registrant’s Form 8-K dated March 22, 2019 for further information.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 4.1	Stock Purchase Agreement dated April 11, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2019	NF ENERGY SAVING CORPORATION.
(Registrant)

	By:	/s/ Yongquan Bi
Yongquan Bi
Chief Executive Officer

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